INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 12, 2003 on our audit of the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in its annual report on Form 10-K for the year ended December 31, 2002.


Eisner LLP

New York, New York
June 30, 2003